Exhibit 99.1

SECOND MODIFICATION

OF

SECURED CONVERTIBLE PROMISSORY NOTE

In exchange for the payment by MMA Capital, LLC (“MMA”) to Dynamic Leisure Corporation (“Dynamic”) of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), MMA and Dynamic hereby agree to modify the Secured Convertible Promissory Note dated January 13, 2006 between MMA and Dynamic (f/k/a DynEco Corporation) in the principal amount Two Million Dollars ($2,000,000.00) (the “Note”), as follows:

1.          The principal amount of the Note is now TWO MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($2,250,000.00).

2.          Interest on the additional $250,000 principal shall accrue beginning on September 20, 2006.

3.          All other terms of the Note remain unchanged, as modified by a prior modification made by the parties on August 16, 2006.

4.          Dynamic agrees to include the shares available by conversion of the Note in an amendment to the registration statement filed on Form SB-2 on May 12, 2006.

5.          This Modification agreement has been authorized by Dynamic’s Board of Directors.

Dated this 20th day of September, 2006.

Dynamic Leisure Corporation

By:	/s/ Daniel G. Brandano
Daniel G. Brandano, President

MMA Capital, LLC

By:	/s/ Gary Armitage
Gary Armitage, Managing Member